Exhibit 99.1

CONTACTS:
Media:	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
Investor:	Tom Chambers	(713) 296-6685
	Rob Rayphole	(713) 296-6160

Website:	www.apachecorp.com
APACHE ANNOUNCES PRELIMINARY RESULTS OF MERGER CONSIDERATION ELECTIONS
BY MARINER ENERGY STOCKHOLDERS
     Houston, Nov. 9, 2010/PRNewswire-First Call/ — Apache Corporation (NYSE, Nasdaq: APA) today announced preliminary results of the merger consideration elections made by stockholders of Mariner Energy, Inc. (NYSE: ME) concerning the form of consideration they wish to receive in connection with the acquisition of Mariner by Apache. Apache expects to complete the acquisition upon approval of the transaction by Mariner’s stockholders at a special meeting scheduled for Nov. 10, 2010.
     Based on available information as of the election deadline of 4 p.m. Central time on Nov. 8, 2010, the number of shares making elections before the deadline was 85,660,446, which represents 82.9 percent of the outstanding Mariner shares. The number of shares that did not make an election was 17,626,327 shares or 17.1 percent of the outstanding Mariner shares.
     Under the merger agreement, Mariner stockholders had the option to elect to receive consideration consisting of cash, shares of Apache common stock or a combination of both in exchange for their shares of Mariner common stock, subject to a proration feature. Mariner stockholders electing to receive a mix of cash and stock consideration and non-electing stockholders will receive $7.80 in cash and 0.17043 shares of Apache common stock in exchange for each share of Mariner common stock. Subject to proration, Mariner stockholders electing to receive all cash will receive $26.00 in cash per Mariner share and Mariner stockholders electing to receive only Apache common stock will receive 0.24347 shares of Apache common stock in exchange for each share of Mariner common stock.
     The final results of the merger consideration elections are expected to be announced on Nov. 12, 2010. Pursuant to the merger agreement between Apache and Mariner, fractional shares of Apache common stock will not be issued. Mariner stockholders will receive cash in lieu of their fractional share interests in accordance with the terms of the merger agreement.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina.
     Apache posts announcements, updates and investor information, in addition to all press releases, on its website, www.apachecorp.com.
Additional Information
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Apache has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement of Mariner Energy, Inc. (“Mariner”) that also constitutes a prospectus of Apache. The registration statement has been declared effective by the SEC and a definitive proxy statement/prospectus was mailed to stockholders of Mariner on or about Oct. 13, 2010. Apache and Mariner also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MARINER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain the documents free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Apache, Mariner, their respective directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Mariner in connection with the proposed transaction. Information regarding Apache’s directors and officers can be found in its proxy statement filed with the SEC on March 31, 2010, and information regarding Mariner’s directors and officers can be found in its proxy statement filed with the SEC on April 1, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC.

Forward-Looking Statements
     Statements in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future plans or other statements other than statements of historical fact, are forward-looking statements. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; negative effects from the pendency of the merger; our ability to achieve the synergies and value creation contemplated by the proposed transaction; our ability to promptly and effectively integrate the merged businesses; and the diversion of management time on transaction-related issues. Other factors that could materially affect actual results are discussed in Apache’s and Mariner’s most recent Forms 10-K as well as each company’s other filings with the SEC available at the SEC’s website at www.sec.gov. Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.